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                                                     Exhibit (23)
                                                     Commonwealth Edison Company
                                                     Form 10-K  File No. 1-1839

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

       As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated March 18, 1994, on the consolidated financial statements of Commonwealth Edison Company and subsidiary companies (Company) as of and for the year ended December 31, 1993 (Report), included in the Company's Current Report on Form 8-K/A-1 dated January 28, 1994, to the inclusion in this Form 10-K of our report dated March 18, 1994, on the supplemental schedules of the Company as of and for the year ended December 31, 1993, and to the incorporation of such reports into the Company's previously filed prospectuses as follows: (1) prospectus dated June 1, 1988, constituting part of Form S-8 Registration Statement File No. 2-76921 (relating to the Company's Employe Stock Purchase Plan); (2) prospectus dated August 1, 1992, constituting part of Form S-8 Registration Statement File Nos. 2-81592 and 33-5061, as amended (relating to the Company's Employe Savings and Investment
Plan); (3) prospectus dated August 21, 1986, constituting part of Form S-3 Registration Statement File No. 33-6879, as amended (relating to the Company's Debt Securities and Common Stock); (4) prospectus dated February 14, 1991, constituting part of Form S-3 Registration Statement File No. 33-38233 (relating to the Company's Debt Securities and Cumulative Preference Stock); (5) prospectus dated January 7, 1994, constituting part of Form S-3 Registration Statement File No. 33-51379 (relating to the Company's Debt Securities and Cumulative Preference Stock); and (6) prospectus dated March 18, 1994, constituting part of Form S-4 Registration Statement File No. 33-52109, as amended (relating to Common Stock of CECo Holding Company). We also consent to the application of our Report, incorporated by reference in this Form 10-K, to the ratios of earnings to fixed charges and the ratios of earnings to fixed charges and preferred and preference stock dividend requirements for each of the three years ended December 31, 1993, 1992 and 1991 appearing on page 22 of the Current Report on Form 8-K/A-1 dated January 28, 1994.



                                    ARTHUR ANDERSEN & CO.


Chicago, Illinois
March 28, 1994